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                                                                    Exhibit 99.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 28 to the Registration Statement on Form S-6 (No. 333-56969) of MONY America Variable Account L of MONY Life Insurance Company of America of our report dated April 24, 2018 (the "Report"), relating to the financial statements of each Variable Investment Option of MONY America Variable Account L of MONY Life Insurance Company of America listed in the Report, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Financial statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 24, 2018


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 (No. 333-56969) of MONY America Variable Account L of MONY Life Insurance Company of America of our report dated April 23, 2018, relating to the consolidated financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Financial statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 24, 2018